Exhibit 99.1

Power Solutions International	201 Mittel Drive Wood Dale, IL 60191 www.psiengines.com

FOR IMMEDIATE RELEASE

Power Solutions International Announces Retirement of Chief Strategy Officer Thomas Somodi

Wood Dale, IL – January 8, 2013 – Clean technology engine supplier Power Solutions International, Inc. (“PSI”) (OTCBB: PSIX) announced today the retirement of its Chief Strategy Officer Thomas Somodi.

Mr. Somodi assumed the role of Chief Strategy Officer on April 9, 2012, after serving as Chief Operating Officer and Chief Financial Officer of PSI since 2002. Mr. Somodi contributed significantly to the company’s growth and profitability. During his tenure, PSI grew sales at an 18% compound annual rate, and was profitable in every full year since 2002.

“Tom’s skills and hard work were instrumental in helping us grow PSI into a leader in the alternative fuel engine industry,” said PSI Chief Executive Officer Gary Winemaster. “The entire PSI organization is grateful for Tom’s many years of service and we wish him all the best.”

“I am proud of the success that PSI was able to accomplish over the past decade, and believe the company has years of growth ahead of it,” added Mr. Somodi. “I appreciate the opportunity offered to me by Gary Winemaster to help build PSI. With Gary at the helm, and strong new talent including COO Eric Cohen and CFO Dan Gorey, the company is well positioned for continued success.”

###

About Power Solutions International, Inc.

Power Solutions International, Inc. (PSI) is a leader in the design, engineering and manufacture of emissions-certified, alternative-fuel power systems. PSI provides integrated turnkey solutions to leading global original equipment manufacturers in the industrial, off- and on-road markets. The company’s unique in-house design, prototyping, engineering and testing capacities allows PSI to customize clean, high-performance engines that run on a wide variety of fuels including natural gas, propane, biogas, diesel, gasoline, or hybrid systems.

PSI develops and delivers complete .97 to 22 liter power systems, including the new 8.8 liter engine aimed at the industrial and on-highway markets including; medium duty fleets, delivery trucks, school buses and garbage/refuse trucks. PSI power systems are currently used worldwide in power generators, forklifts, aerial lifts, and industrial sweepers, as well as in oil and gas, aircraft ground support, agricultural and construction equipment.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding the current expectations of Power Solutions International, Inc. (the “Company”) about its prospects and opportunities. The Company has tried to identify these forward looking statements by using words such as “expect,” “anticipate,” “estimate,” “plan,” “will,” “would,” “should,” “forecast,” “believe,” “guidance,” “projection” or similar expressions, but these words are not the exclusive means for identifying such statements. The Company cautions that a number of risks, uncertainties and other important factors could cause the Company’s actual results to differ materially from those expressed in, or implied by, the forward-looking statements, including, without limitation, the development of the market for alternative fuel power systems, technological and other risks relating to the Company’s development of its new 8.8 liter engine, introduction of other new products and entry into on-road markets (including the risk that these initiatives may not be successful), the significant strain on our senior management team, support teams, manufacturing lines, information technology platforms and other resources resulting from rapid expansion of the Company’s operations, changes in environmental and regulatory policies, significant competition, general economic conditions and the Company’s dependence on key suppliers. For a detailed discussion of factors that could affect the Company’s future operating results, please see the Company’s SEC filings, including the disclosures under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in those filings. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

For more information about this release, please contact:

Power Solutions International, Inc.

Dan Gorey

Chief Financial Officer

+1 (630) 451-2290

dgorey@powergreatlakes.com

or

ICR, LLC

Gary Dvorchak

Senior Vice President

+1 (310) 954-1123

gary.dvorchak@icrinc.com